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                                                                       EXHIBIT 1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PSYCHEMEDICS CORPORATION

         Psychemedics Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation (hereinafter called the "corporation") is

                            PSYCHEMEDICS CORPORATION

         The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 24, 1986.

         2. The amendment and restatement of the certificate of incorporation has been duly adopted by both the Board of Directors and the stockholders of the corporation in accordance with the provisions of Sections 141, 222, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's certificate of incorporation as heretofore amended or supplemented.

         4. The text of the Amended and Restated Certificate of Incorporation reads in its entirety as follows:

         FIRST:  The name of the corporation is Psychemedics Corporation.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and the name of the registered agent of the corporation in the State of Delaware at such address is CSC - Corporation Service Company.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation are as follows:

         To establish, maintain, and operate chemical, physical, and other laboratories to carry on chemical, and physical, research and testing services of every kind and character, (especially for the detection of drugs of abuse), and to market and sell directly or indirectly such laboratory services to the public, including without limitation, private employers, the military, government agencies and institutions, and medical professionals and institutions; to produce and manufacture, and/or sell antibodies and reagents for laboratory research, application and commercial purposes; to establish, operate, conduct, assist and support rehabilitation clinics, services and facilities engaged in the field of substance abuse, to own and protect any




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inventions by letters patent or by holding them as secret processes, and to grant licenses and make other lawful agreements or arrangements for the employment or use of any such inventions by other persons; to apply for, obtain, register, purchase, or otherwise acquire, hold, own, use, introduce, develop, and sell, assign, lease, pledge, or otherwise dispose of or turn to account letters patent of the United States or of any foreign country, inventions, formulas, processes, patents, patent rights, licenses and privileges, trademarks and trade names, or pending applications therefor; and without limiting any of the aforesaid, to engage in such other business activities in furtherance of the foregoing objectives.

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,872,521 shares, consisting of 50,000,000 shares of Common Stock having a par value of $.005 per share and 872,521 shares of Preferred Stock having a par value of $.005 per share. The Board of Directors is hereby authorized, as it may determine, subject to limitations prescribed by law, to issue such number of the authorized shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any such series and the designation thereof, of any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         Effective as of 12:01 a.m. Eastern Daylight Time on August 1, 2002 (the "Effective Date"), each share of Common Stock, $.005 par value per share ("Old Common Stock"), then issued and outstanding or held in the treasury of the corporation at the close of business on the Effective Date shall automatically be reclassified, converted and changed into 0.25 share of Common Stock, $.005 par value per share ("New Common Stock"), of the corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be redeemed by the corporation at the fair market value of the fractional shares as determined in good faith by the Board of Directors). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights and preferences as the Old Common Stock.

         FIFTH:  Intentionally Omitted.

         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this



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corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this Amended and Restated Certificate of Incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require;




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                  provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

         5. This Amended and Restated Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Daylight Time on August 1, 2002.



                  [Remainder of Page Intentionally Left Blank]




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         IN WITNESS WHEREOF, Psychemedics Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 30th day of July, 2002.



                                    PSYCHEMEDICS CORPORATION



                                    By: /s/ Raymond C. Kubacki, Jr.
                                        ----------------------------------------
                                        Raymond C. Kubacki, Jr.,
                                        President and Chief Executive Officer


Attest:


By: /s/ Edward S. Brewer, Jr.
    -----------------------------------------
    Edward S. Brewer, Jr., Secretary








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